UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2022, the Board of Directors (the “Board”) of Cronos Group Inc. (“Cronos Group”) appointed Michael Gorenstein as President and Chief Executive Officer of Cronos Group, effective as of March 21, 2022 (the “Effective Date”). Mr. Gorenstein will continue to serve as Chairman of the Board. As of the Effective Date, Kurt Schmidt retired from the positions of President and Chief Executive Officer of Cronos Group. To assist with the transition, Mr. Schmidt will continue to be employed by Cronos Group until April 6, 2022 (the “Retirement Date”).
Gorenstein Agreement
In connection with Mr. Gorenstein’s appointment, Cronos USA Client Services LLC (“Cronos USA”), Cronos Group and Mr. Gorenstein entered into an amended and restated executive employment agreement (the “Gorenstein Agreement”) setting forth the terms of Mr. Gorenstein’s employment. The Gorenstein Agreement provides for annual base salary of $775,000, annual target bonus opportunity of 150% of base salary, annual long-term target incentive opportunity of $1,937,500, and participation in the employee benefit programs of Cronos USA or Cronos Group, as applicable. In addition, Mr. Gorenstein will receive a one-time sign-on grant of 3,000,000 restricted share units that vest on the third anniversary of the grant date.
The Gorenstein Agreement also provides, consistent with Mr. Gorenstein’s existing employment agreement, that Mr. Gorenstein is eligible to receive annual bonuses in respect of Cronos Group’s 2019 fiscal year, 2020 fiscal year, and 2021 fiscal year and long-term incentive award grants in respect of Cronos Group’s 2020 fiscal year, 2021 fiscal year, and 2022 fiscal year, each of which will be released upon, and subject to, the conclusion of the U.S. Securities and Exchange Commission (“SEC”) investigation into Cronos Group that is pending as of the Effective Date, as determined by the Board in its reasonable discretion, provided that such investigation does not result in a penalty being levied by the SEC against Mr. Gorenstein personally or against Cronos Group on account of any misconduct or mismanagement by Mr. Gorenstein.
In the event Mr. Gorenstein’s employment is terminated by Cronos USA without Just Cause or he resigns for Good Reason (each, as defined in the Gorenstein Agreement), he would be entitled to a severance payment in the amount of his annual base salary and target bonus, employee benefit continuation for up to one year following termination, a pro-rated annual bonus for the year of termination, and accelerated vesting of his outstanding equity-based awards (and, if not yet granted at the time of the termination, compensation for the portion of his annual long-term incentive award for 2022 that is not subject to the condition described in the previous paragraph), subject to Mr. Gorenstein entering into a release of claims in favor of Cronos Group and its affiliates and related entities. Upon termination of his employment for any reason, Mr. Gorenstein is subject to ongoing confidentiality and mutual non-disparagement provisions, non-competition and customer non-solicitation covenants for the one-year period following termination and an employee non-solicitation covenant for the two-year period following termination. Additional information regarding Mr. Gorenstein can be found in Cronos Group’s proxy statement for the 2021 Annual Meeting of shareholders.
Schmidt Letter Agreement
In connection with Mr. Schmidt’s retirement, Cronos USA and Cronos Group entered into a letter agreement with Mr. Schmidt (the “Letter Agreement”) on the Effective Date. Following the Retirement Date, subject to Mr. Schmidt entering into a release of claims in favor of Cronos Group and its affiliates and Mr. Schmidt’s compliance with the terms of the Letter Agreement and his post-employment obligations, Cronos USA will (1) pay Mr. Schmidt a lump sum payment of $520,000, which represents one year of Mr. Schmidt’s annual base salary, (2) pay Mr. Schmidt a lump sum payment of $11,990.49, which is equal to one year of Cronos USA’s portion of Mr. Schmidt’s benefits premium, in lieu of the continuation of group insured benefits following Mr. Schmidt’s retirement and (3) contingent on the conclusion of any SEC investigation into Cronos Group in respect of the restatement of its unaudited interim financial statements for the second quarter of 2021, and provided that any such investigation does not result in a penalty being levied or an order by the SEC against Mr. Schmidt personally or against Cronos Group on account of any misconduct, mismanagement or failure to supervise by Mr. Schmidt, pay Mr. Schmidt an annual bonus of $675,027.60 for Cronos Group’s 2021 fiscal year. Cronos Group will accelerate the vesting of any outstanding and unvested equity awards in accordance with their terms, and any options held by Mr.

Schmidt will remain exercisable until (1) September 10, 2027 in respect of any options that vested before the Effective Date, and (2) April 6, 2023 in respect of any unvested options as of immediately prior to the Effective Date that will fully vest pursuant to the Letter Agreement.
Pursuant to the Letter Agreement, Mr. Schmidt is subject to an ongoing non-disparagement provision, and the ongoing confidentiality and intellectual property provisions, the non-competition and non-solicitation requirements contained in his employment agreement.
The foregoing descriptions of the Gorenstein Agreement and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Gorenstein Agreement and the Letter Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On March 21, 2022, Cronos Group issued a press release announcing the transition described under Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or document.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of March 21, 2022, between Cronos USA, Cronos Group and Michael Gorenstein.
10.2	Letter Agreement, dated as of March 21, 2022 between Cronos USA, Cronos Group and Kurt Schmidt.
99.1	Press Release issued by Cronos Group dated March 21, 2022.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: March 21, 2022	By:	/s/ Jim Rudyk
Name: Jim Rudyk
Title: Lead Independent Director